                                  Exhibit 99.1

CONTACT:    Leonard Carr
            Sr. Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

              TIDEL REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS

HOUSTON,  Texas--January 17, 2002--Tidel Technologies, Inc. (Nasdaq: ATMS) today announced  its  fourth  quarter  and  fiscal  year  results  for the year  ended
September 30, 2001, reflecting significant losses for each period primarily as a result of the  downfall  of its former  largest  customer,  Credit  Card  Center
("CCC").

For  the  quarter  ended  September  30,  2001,   Tidel  reported  net  loss  of
$(11,449,000),  or diluted  loss of $(.66) per share,  compared  to 2000  fourth quarter net income of $2,373,000, or diluted earnings of $.13 per share.

For the  fiscal  year ended  September  30,  2001,  Tidel  reported  net loss of
$(25,942,000),  or diluted loss of $(1.49) per share,  compared to net income of
$9,169,000,  or diluted  earnings of $.50 per share for the year ended September
30, 2000.

For the quarter ended September 30, 2001,  revenues were $6,262,000,  a decrease of $13,960,000 from $20,222,000  reported in the same period a year ago. For the fiscal year ended September 30, 2001,  revenues were $36,086,000,  a decrease of
$36,845,000 from $72,931,000 in fiscal 2000.

The decreases in sales for the quarter and fiscal year ended  September 30, 2001 were primarily  related to the  termination of business with CCC. During January
2001, the Company became aware that CCC was experiencing  financial  difficulty, and sales to this customer were discontinued.  The decline in sales attributable to CCC was $13,250,000 and $33,077,000 for the quarter and year, respectively.

The operating results for the fiscal year ended September 30, 2001 were severely impacted by the loss of CCC revenue and the related gross profit  therefrom.  We continue  to  dedicate  substantial  resources  of the  Company  in an effort to recover amounts due from CCC, which aggregated  approximately $27 million at the time of its bankruptcy.  Thus far, we have recouped  certain  inventories of ATM products valued at approximately $3 million, and reduced our receivable from CCC
by  a  corresponding   amount.   Notwithstanding  the  Company's  commitment  to
aggressively pursue its rights to collect substantial additional funds from CCC, in  view  of  management's  assessment  of the  available  information  and  the
uncertainty  of  the  ultimate  outcome  of  the  CCC  bankruptcy   proceedings,
management has reserved substantially all of the

remaining receivables from CCC. A reserve of $18 million had been established at
June 30,  2001,  and an  additional  $6.1  million  was  provided  in the fourth quarter,  resulting in a total allowance for bad debts related to the CCC matter of $24.1 million at the end of the fiscal year.  These provisions were the major factors  contributing to operating losses of $8.2 million for the fourth quarter and $24.8 million for year ended September 30, 2001.

James T. Rash,  Chairman and CEO, said, "In addition to the direct problems that we  encountered  as a result of the CCC matter,  the CCC collapse and bankruptcy had negative  repercussions on the ATM industry as a whole. The negative general reaction  to  CCC's  problems  made it  difficult  for  distributors  to  obtain sufficient levels of lease financing,  and there was an immediate decline in the deployment of off-premise ATMs. Sales to other customers slowly began to recover in the fourth  fiscal  quarter,  but the  recovery was cut short by the economic effects of the events of September  11, 2001.  Overall,  sales were sluggish for the  remainder  of the  calendar  year,  as  deployments  of new ATMs to travel, hospitality  and  entertainment  locations  were  sharply  curtailed,  and  many retailers  deferred  buying  decisions  until  2002.  While we continue to see a strong flow of good  opportunities  and interest in our  products,  the decision points on many deals have clearly been extended."

He added, "We are encouraged by the increase in order levels thus far in January
2002,  and we expect to regain market share in our core business  throughout the calendar year. In addition, Tidel plans to diversify its revenue streams through participation  in a new  venture  related  to  check  cashing  services  that is expected to commence this month."

The Company also  reported  that it did not file its Annual  Report on Form 10-K for the year  ended  September  30,  2001 on a timely  basis with the SEC due to difficulties in gathering financial  information.  This report is expected to be filed next week.

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security  equipment  designed for specialty retail marketers,  and pioneered the dial-up ATM in 1992.  To date,  Tidel has sold more than 30,000  retail ATMs and
115,000 retail cash controllers in the U.S. and 36 other countries.

"Safe Harbor" disclaimer under the Private  Securities  Litigation Reform Act of
1995:  This  press  release  contains  forward-looking   statements,   including
statements as to anticipated or expected results, beliefs,  opinions, and future financial  performance.  The  forward-looking  statements  are based on  current expectations and assumptions and involve risks and uncertainties  that may cause the company's  actual  experience to differ  materially  from that  anticipated.
Estimates  are  based on  reliable  information  and past  experience.  However, operating  results are affected by a wide variety of factors,  many of which are beyond the control of the company.  Factors include, but are not limited to, the levels of orders which are  received  and can be shipped in a quarter;  customer order patterns and  seasonality;  costs of labor,  raw  materials,  supplies and equipment;  technological  changes;  competition  and  competitive  pressures on
pricing;   and  economic   conditions  in  the  United  States  and   worldwide.
Additionally,  factors  and risks  affecting  operating  results  include  those described in the company's  registration  statements and periodic  reports filed with the U.S. Securities and Exchange Commission.

                            TIDEL TECHNOLOGIES, INC.
                                INCOME STATEMENT
                      (In thousands, except per share data)

                                                       Three Months                                  Year Ended
                                                   Ended September 30,                              September 30,
                                              -------------------------------             ------------------------------
                                                2001                  2000                   2001              2000
                                              ---------           -----------             ----------        ------------
Revenues                                        $  6,262             $ 20,222                $ 36,086        $ 72,931
Cost of sales                                      4,676               12,233                  24,384          45,015
Gross profit                                       1,586                7,989                  11,702          27,916

Selling, general and administrative                2,678                2,463                  10,352          10,608
Provision for doubtful accounts                    7,000                  350                  25,025             500
Depreciation and amortization                        111                  394                   1,089           1,368
Operating income (loss)                           (8,203)               4,782                 (24,764)         15,440

Interest expense, net                              1,073                  114                   4,594             433
Write-down of investment in 3CI                      --                 1,000                    --             1,000
Income (loss) before taxes                        (9,276)               3,668                 (29,358)         14,007

Income tax expense (benefit)                       2,173                1,295                  (3,416)          4,838
Net income (loss)                               $(11,449)           $   2,373                $(25,942)      $   9,169

Basic earnings (loss) per share                $  (0.66)           $     0.14              $   (1.49)      $     0.55
Diluted earnings (loss) per share              $  (0.66)           $     0.13              $   (1.49)      $     0.50

Basic shares outstanding                          17,426               17,309                  17,412          16,630
Diluted shares outstanding                        17,426               18,743                  17,412          18,493

                       SELECTED BALANCE SHEET INFORMATION
                             (Dollars in thousands)

                                                                     September 30,
                                                               2001                2000
                                                           -------------      --------------

Cash                                                           $   3,266            $ 16,223
Trade accounts receivable                                          7,036              29,168
Notes and other receivables                                        3,635               1,010
Federal income tax receivable                                      5,596               1,614
Inventories                                                       11,331              10,415
Current assets                                                    31,390              59,933
Current liabilities                                               28,547              11,595
Working capital                                                    2,843              48,338
Total assets                                                      33,837              64,532
Long-term debt                                                        96              22,269
Shareholders' equity                                               5,194              30,668